UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2008

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 23, 2008, the Board of Directors of Adaptec, Inc. (the "Company" or "Adaptec") designated each of John Noellert and Anil Gupta as an "executive officer" of the Company.

John Noellert, age 50, has served as the Company's Vice President of Worldwide Sales since August 2007 and previously served as the Company's Vice President of Americas Channel Sales and Marketing from December 2005 to July 2007. Prior to rejoining Adaptec, Mr. Noellert was Vice President of Sales at Intransa, Inc., a provider of scalable, external IP video storage, from July 2004 to November 2005. Between June 2002 and June 2004, Mr. Noellert served as a Director of Global Channels at Brocade Communications Systems Inc., a supplier of storage area network equipment and data center networking solutions that help enterprises connect and manage their information. Mr. Noellert previously worked at Adaptec from 1992 to 1996 as Vice President of Channel Sales.

Mr. Noellert's employment agreement, which became effective on August 14, 2007, provides that he will receive target annual earnings of up to $310,000, which may be increased at the discretion of the Company's Chief Executive Officer and the Compensation Committee of the Company's Board of Directors.  The target annual earnings include both base and incentive pay, with the performance targets that serve as the basis for awarding Mr. Noellert his incentive pay to be established by the Company's Chief Executive Officer and Board of Directors at the beginning of each fiscal year. Mr. Noellert is not eligible to participate in the Company's Executive Bonus Incentive Plan, as his target bonus payment is tied to sales commissions; however, he may be eligible to participate in special incentive programs above his target annual earnings.

If Mr. Noellert's employment is terminated by Adaptec in a manner that constitutes a "Termination without Cause" (as such term is defined in his employment agreement), then he shall be entitled to receive, upon signing a separation agreement and general release, (1) a lump sum payment equal to nine months of his current target annual earnings plus an additional week, not to exceed eight additional weeks, of his target annual earnings for each year of his service with Adaptec in excess of three years, payable within 30 days following termination of his employment, (2) outplacement services in an amount not to exceed $5,000 and (3) payment of the insurance premiums necessary to provide Mr. Noellert and his legal dependents coverage under the Company's health, vision and dental insurance plans pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act (COBRA) for nine months following termination of his employment.

If within one year of a Change of Control (as defined in his employment agreement) Mr. Noellert's employment is terminated by Adaptec in a manner that constitutes a "Termination without Cause" or "Involuntary Termination" (as such term is defined in his employment agreement), Mr. Noellert shall be entitled to receive, upon signing a separation agreement and general release, (1) a lump sum payment equal to twelve months of his current annual earnings, (2) outplacement services in an amount not to exceed $5,000, (3) payment of the insurance premiums necessary to provide Mr. Noellert and her legal dependents coverage under the Company's health, vision and dental insurance plans pursuant to the terms of COBRA for twelve months following termination of his employment and (4) accelerated vesting with respect to 100% of any then-unvested shares subject to all Adaptec equity awards then held by him. However, if Mr. Noellert has less than one year of service with the Company at the time of the Change of Control termination, then he will be entitled to receive the greater of a prorated amount of the severance benefits described in the preceding sentence or the payments he would be entitled to receive upon a termination for any reason other than "for cause" described in the preceding paragraph.

Anil Gupta, age 50, has served as the Company's Vice President and General Manager of the Storage Technology Products since September 2008. Prior to joining Adaptec through the acquisition of Aristos Logic Corporation ("Aristos"), a provider of RAID ("Redundant Array of Independent Disks") silicon and software products, Mr. Gupta served as Aristos' President and Chief Executive Officer from June 2000 to August 2008.

Mr. Gupta's employment agreement, which became effective on September 3, 2008, provides that he will receive an annual base salary of $267,586.  Mr. Gupta is also eligible to participate in the Company's Performance Incentive Plan at a targeted amount of 50% of his annual base salary.  The bonus will be awarded based on the achievement of performance targets for the Adaptec's and/or Aristos' product line and performance goals for Mr. Gupta that will be established by the Company's Chief Executive Officer and Board of Directors at the beginning of the Company's third quarter of fiscal 2009 and each subsequent fiscal year.

Mr. Gupta was awarded 75,000 shares of performance-based restricted stock, which will vest upon the completion of specific performance goals to be determined by Mr. Gupta and the Company's Chief Executive Officer, and approved by the Compensation Committee of the Company's Board of Directors. In addition, Mr. Gupta was granted options to purchase 40,000 shares of the Company's common stock, such options to be an incentive stock option to the maximum limit allowable under the Company's 2004 Equity Incentive Plan and Internal Revenue Service regulations and the remaining portion to be a non-qualified stock option, at an exercise price equal to the closing market price of the Company's common stock on the Nasdaq Global Market on September 4, 2008 ("Initial Vest Date").  The shares subject to the options are scheduled to vest at a rate of 33% on the one-year anniversary of his Initial Vest Date and quarterly thereafter for three years at a rate of 8.375% per quarter, and will be fully vested at the end of three years.  Vesting is subject to Mr. Gupta's continued employment with the Company on each scheduled vesting date.  In addition, Mr. Gupta is entitled to receive payments of $1,119,757.18 and $56,476, respectively, under the Management Liquidation Pool and Special Employee Bonus Pool established pursuant to the merger agreement by which Adaptec acquired Aristos. The payments under the Management Liquidation Pool and Special Employee Bonus Pool will be paid pursuant to the terms of the merger agreement.

If Mr. Gupta's employment is terminated in a manner that constitutes a "Termination without Cause" (as such term is defined in his employment agreement), then he shall be entitled to receive, upon signing a separation agreement and general release, (1) a lump sum payment equal to nine months of his annual base salary plus an additional week, not to exceed eight additional weeks, of annual base salary for each year of his service with Adaptec or Aristos in excess of three years, payable within 30 days following termination of his employment, (2) outplacement services in an amount not to exceed $5,000 and (3) payment of the insurance premiums necessary to provide Mr. Gupta and his legal dependents coverage under the Company's health, vision and dental insurance plans pursuant to the terms of COBRA for nine months following termination of his employment.

If within one year of a Change of Control (as defined in his employment agreement), Mr. Gupta's employment is terminated by Adaptec in a manner that constitutes a "Termination without Cause" or "Involuntary Termination" (as such term is defined in his employment agreement)Mr. Gupta shall be entitled to receive, upon signing a separation agreement and general release, (1) a lump sum payment equal to nine months of his current annual base salary plus an additional week, not to exceed eight additional weeks, of annual base salary for each year of his service with Adaptec or Aristos in excess of three years, (2) a lump sum payment equal to Mr. Gupta's then applicable annual target bonus opportunity, (3) outplacement services in an amount not to exceed $5,000, (4) payment of the insurance premiums necessary to provide Mr. Gupta and her legal dependents coverage under the Company's health, vision and dental insurance plans pursuant to the terms of COBRA for nine months following termination of his employment and (5) accelerated vesting with respect to 100% of any then-unvested shares subject to all Adaptec equity awards then held by him.

A copy of Mr. Noellert and Mr. Gupta's employment agreements are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.  The foregoing description of the material terms of the employment agreements is qualified in its entirety by the full text of the employment agreements.

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Item 9.01    Financial Statements and Exhibits

(d)   Exhibits.

        The following exhibits are filed with this report:

Exhibit Number	Description of Exhibit
10.1	Employment Agreement of Mr. John Noellert, effective as of August 14, 2007
10.2	Employment Agreement of Mr. Anil Gupta, effective as of September 3, 2008

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By: /s/ MARY L. DOTZ Mary L. Dotz Chief Financial Officer

October 30, 2008

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Employment Agreement of Mr. John Noellert, effective as of August 14, 2007 Also provided in PDF format as a courtesy.
10.2	Employment Agreement of Mr. Anil Gupta, effective as of September 3, 2008 Also provided in PDF format as a courtesy.